Exhibit 99.1

Ondas Completes Acquisition of Rotron Aerospace Ltd., Expanding Long-Range Propulsion Technologies for Advanced Unmanned Systems for Defense

UK-Based Rotron Aerospace Strengthens Ondas’ Systems of Systems Architecture with Unmanned Aircraft Platforms, Aero-Engine Technologies, and Long-Endurance Autonomous Mission Capabilities

Expands Ondas’ Strategic Footprint Within the UK and NATO Ecosystems, Providing Fast-Track Access to Major Programs Through Deep-Rooted Relationships with the UK Ministry of Defence

Establishes a UK Industrial Base for Advanced Unmanned Systems Supporting NATO Programs and Allied Defense Localization Initiatives

WEST PALM BEACH, FL and LONDON, UK / March 16, 2026 / Ondas Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced the completion of its acquisition of Rotron Aerospace Ltd. (Rotron), a UK-based developer of advanced unmanned aerial systems and long-range autonomous platforms designed for extended-reach operations and autonomous strike missions.

The acquisition expands Ondas’ capabilities across a range of unmanned aircraft technologies supporting long-endurance operations and mission-ready autonomous systems. Rotron's portfolio includes vertical take-off and landing (VTOL) platforms, long-range unmanned aircraft, advanced aero-engines, and integrated propulsion systems known for their high power-to-weight efficiency and reliability in demanding aerospace and defense environments. With the transaction now complete, Rotron will be Ondas’ UK-based go-to-market platform, strengthening Ondas Autonomous Systems’ ability to design, develop, and scale next-generation unmanned systems supporting defense, security, and critical infrastructure missions.

“Rotron adds specialized propulsion and aircraft engineering expertise that enhances the performance and operational range of autonomous systems across our portfolio,” said Eric Brock, Chairman and CEO of Ondas. “Their engineering capabilities and proven technologies complement the platforms we are developing across aerial, ground, and counter-drone systems and support our strategy to deliver integrated autonomous solutions for mission-critical environments.”

“Rotron’s propulsion and aircraft engineering capabilities represent a critical addition to the Ondas Autonomous Systems platform,” said Eric Brock, Chairman and CEO of Ondas. “Their advanced aero-engine technologies and long-range unmanned aircraft significantly expand the endurance and operational reach of next-generation autonomous systems. The acquisition also strengthens Ondas’ position within the UK defense ecosystem, providing a foundation for localized development and production that supports our broader strategy of delivering advanced autonomous capabilities across NATO and allied markets.”

Rotron has developed a portfolio of unmanned aircraft and propulsion technologies designed for missions where endurance, autonomy, and operational flexibility are critical. Its systems include long-endurance VTOL aircraft and next-generation autonomous aerial platforms powered by proprietary aero-engines and propulsion systems engineered for performance in demanding operational environments. By integrating Rotron's aircraft and propulsion technologies with the broader Ondas Autonomous Systems portfolio, Ondas expects to further advance the development of long-range unmanned platforms and autonomous mission systems designed for modern defense and security operations.

“Joining Ondas provides an opportunity to scale our unmanned aircraft and propulsion technologies within a broader autonomous systems platform,” said Gilo Cardozo, Founder and CTO of Rotron. “We look forward to supporting the continued development of advanced unmanned systems and contributing to Ondas’ mission of delivering high-performance autonomous solutions.”

The completion of the Rotron acquisition further supports Ondas’ strategy of building a comprehensive portfolio of autonomous technologies that enable sensing, autonomy, and mission execution across multiple operational domains.

Ondas will provide outlook information regarding Rotron on its earnings conference call scheduled for Wednesday, March 25, 2026 at 8:30 a.m. Eastern Time.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

Ondas Autonomous Systems (“OAS”) delivers a portfolio of AI-powered defense and security platforms deployed globally to protect sensitive sites, populations, and critical infrastructure. Through its operating companies—American Robotics, Airobotics, Apeiro Motion, Roboteam Ltd., and Sentrycs—OAS provides an integrated suite of autonomous aerial, ground, and counter-UAS solutions. These include the Optimus System, the first FAA-certified small UAS for fully automated aerial security and data capture; Iron Drone Raider, an autonomous counter-UAS interception platform; Roboteam’s combat-proven tactical ground robotic systems for military and special operations forces; Apeiro Motion’s advanced ground robotics and tethered UAV systems with proprietary navigation and communications technologies; and Sentrycs’ Cyber-over-RF (CoRF) and protocol-manipulation counter-UAS solutions.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Inc.: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Sentrycs: www.sentrycs.com, X and LinkedIn

For Roboteam: www.robo-team.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading "Risk Factors" discussed under the caption "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com

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